Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
January 8, 2010
Board of Trustees
AIM Sector Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173
Re:	Registration Statement on Form N-14
Ladies and Gentlemen:
     We have acted as counsel to AIM Sector Funds (“ASEF”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of ASEF identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding Van Kampen or Morgan Stanley open-end registered investment company, or series thereof, identified on Exhibit A hereto (each an “Acquired Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each, a “Reorganization” and collectively, the “Reorganizations”).
     We have reviewed the Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of ASEF, in each case as amended to the date hereof, resolutions adopted by ASEF in connection with the Reorganizations, the form of Agreement, which has been approved by ASEF’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.
     This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of ASEF and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.
     We have assumed the following for purposes of this opinion:
     1. The shares of each Acquiring Fund will be issued in accordance with ASEF’s Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) and Restated By-Laws, each as amended to date, the Agreement, and resolutions of ASEF’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.
     2. The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and that such payment will have been at least equal to the net asset value of such shares.
     On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Acquired Fund shareholders as provided by the

Agreement are duly authorized, and upon delivery will be validly issued and outstanding, and will be fully paid and non-assessable by ASEF.
     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of ASEF shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of an Acquiring Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which an Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours, STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ Matthew R. DiClemente
Matthew R. DiClemente, Esq., a Partner

EXHIBIT A

Acquiring Fund (and share classes) and	Corresponding Acquired Fund (and share
Acquiring Entity	classes) and Acquired Entity
AIM Sector Funds
Invesco Mid-Cap Value Fund, a series of AIM Sector Funds	Morgan Stanley Mid-Cap Value Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Invesco Small-Mid Special Value Fund, a series of AIM Sector Funds	Morgan Stanley Small-Mid Special Value Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Invesco Special Value Fund, a series of AIM Sector Funds	Morgan Stanley Special Value Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class A	Class W

Invesco Technology Fund, a series of AIM Sector Funds	Morgan Stanley Technology Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Invesco U.S. Mid Cap Value Fund, a series of AIM Sector Funds	U.S. Mid Cap Value Portfolio, a series of Morgan Stanley Institutional Fund Trust
Class Y	Class I
Class Y	Investment Class
Class A	Class P

A-1

Acquiring Fund (and share classes) and	Corresponding Acquired Fund (and share
Acquiring Entity	classes) and Acquired Entity
Invesco U.S. Small Cap Value Fund, a series of AIM Sector Funds	U.S. Small Cap Value Portfolio, a series of Morgan Stanley Institutional Fund Trust
Class Y	Class I
Class A	Class P

Invesco U.S. Small/Mid Cap Value Fund, a series of AIM Sector Funds	U.S. Small/Mid Cap Value Portfolio, a series of Morgan Stanley Institutional Fund, Inc.
Class Y	Class I
Class A	Class P

Invesco Value Fund, a series of AIM Sector Funds	Morgan Stanley Value Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Invesco Value II Fund, a series of AIM Sector Funds	Value Portfolio, a series of Morgan Stanley Institutional Fund Trust
Class Y	Class I
Class A	Class P
Class Y	Investment Class

Van Kampen American Value Fund, a series of AIM Sector Funds	Van Kampen American Value Fund, a series of Van Kampen Series Fund, Inc.
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

Van Kampen Capital Growth Fund, a series of AIM Sector Funds	Van Kampen Capital Growth Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

Van Kampen Comstock Fund, a series of AIM Sector Funds	Van Kampen Comstock Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

A-2

Acquiring Fund (and share classes) and	Corresponding Acquired Fund (and share
Acquiring Entity	classes) and Acquired Entity
Van Kampen Enterprise Fund, a series of AIM Sector Funds	Van Kampen Enterprise Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Van Kampen Mid Cap Growth Fund, a series of AIM Sector Funds	Van Kampen Mid Cap Growth Fund, a series of Van Kampen Equity Trust
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I
Class R	Class R

Van Kampen Small Cap Value Fund, a series of AIM Sector Funds	Van Kampen Small Cap Value Fund, a series of Van Kampen Equity Trust
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Van Kampen Technology Fund, a series of AIM Sector Funds	Van Kampen Technology Fund, a series of Van Kampen Equity Trust II
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Van Kampen Utility Fund, a series of AIM Sector Funds	Van Kampen Utility Fund, a series of Van Kampen Equity Trust
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

Van Kampen Value Opportunities Fund, a series of AIM Sector Funds	Van Kampen Value Opportunities Fund, a series of Van Kampen Equity Trust
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class I

A-3